Exhibit 1(r)

THE MANAGERS FUNDS

AMENDMENT NO. 17 TO THE DECLARATION OF TRUST

CERTIFICATE AND INSTRUMENT OF AMENDMENT

The undersigned, constituting at least a majority of the Trustees of The Managers Funds (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts, do hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 5.11 of the Trust’s Declaration of Trust dated November 23, 1987, as amended from time to time (the “Declaration of Trust”), and by resolutions adopted by the affirmative vote of a majority of the Trustees at a special meeting of the Trustees held on May 4, 2010 attached as Exhibit A hereto, there are hereby established four additional series of shares of the Trust which shall be designated:

Managers Cadence Capital Appreciation Fund;

Managers Cadence Emerging Companies Fund;

Managers Cadence Focused Growth Fund; and

Managers Cadence Mid-Cap Fund.

The Managers Cadence Capital Appreciation Fund, the Managers Cadence Emerging Companies Fund, the Managers Cadence Focused Growth Fund and the Managers Cadence Mid-Cap Fund shall have all of the rights and preferences with respect to series of shares of the Trust set forth in the Declaration of Trust.

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of May 4, 2010.

/s/ Jack W. Aber	/s/ William E. Chapman, II
Jack W. Aber	William E. Chapman, II

/s/ Nathaniel Dalton	/s/ Edward J. Kaier
Nathaniel Dalton	Edward J. Kaier

/s/ Steven J. Paggioli
Steven J. Paggioli	Eric Rakowski

/s/ Thomas R. Schneeweis	/s/ John H. Streur
Thomas R. Schneeweis	John H. Streur

IN WITNESS WHEREOF, the undersigned have executed this instrument as of May 5, 2010.

Jack W. Aber	William E. Chapman, II

Nathaniel Dalton	Edward J. Kaier

/s/ Eric Rakowski
Steven J. Paggioli	Eric Rakowski

Thomas R. Schneeweis	John H. Streur

EXHIBIT A

THE MANAGERS FUNDS

Resolutions of the Board of Trustees

At a Special Meeting Held on May 4, 2010

RESOLVED:	That pursuant to Section 5.11 of the Trust’s Declaration of Trust, as amended (the “Declaration of Trust”), the Trustees hereby establish and designate Managers Cadence Capital Appreciation Fund, Managers Cadence Emerging Companies Fund, Managers Cadence Focused Growth Fund and Managers Cadence Mid-Cap Fund as new series of the Trust, with such rights and preferences with respect to series of shares of the Trust set forth in the Declaration of Trust.

RESOLVED:	That the officers of the Trust be authorized and directed to prepare and file with the Secretary of The Commonwealth of Massachusetts and other applicable authorities an amendment to the Declaration of Trust to reflect the establishment and designation of each series, as described in the preceding resolution.